UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 13, 2021
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	New York Stock Exchange
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 13, 2021, Germaine Cota notified 8x8, Inc. (“8x8”, or the “Company”) of her decision to resign as Chief Accounting Officer (“CAO”), effective January 17, 2022 (the “Separation Date”). It is expected that Ms. Cota will continue to perform her duties as CAO until that date. Ms. Cota’s decision to resign is not related to any disagreement with the Company on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise). A formal search for Ms. Cota’s successor is underway.

The Company and Ms. Cota expect to enter into a consulting arrangement pursuant to which Ms. Cota will make herself available to consult with the Company through February 18, 2022, during which time the Company expects to file its quarterly report on Form 10-Q for the period ended December 31, 2021.

(c) Effective the Separation Date, Samuel Wilson, Chief Financial Officer of the Company, will be appointed to the role of principal accounting officer.

As the Company’s Chief Financial Officer, Mr. Wilson is responsible for leading the Company’s financial strategy and overseeing the Company’s accounting and financial reporting, planning, tax and treasury functions, as well as investments in the Company’s SaaS platform and future growth. Before serving as the Company’s Chief Financial Officer, Mr. Wilson served as Chief Customer Officer and Managing Director of EMEA from January 2020 to June 2020, with responsibility for the Company’s complete customer lifecycle globally, including professional services, implementation, customer support and the enablement teams and, while based in London, managing the Company’s strategic business initiatives and expansion into the United Kingdom and Europe. Mr. Wilson joined the Company in 2017 as Senior Vice President responsible for eCommerce, global small business, and U.S. mid-market sales. Prior to joining 8x8, Mr. Wilson served as VP Finance for MobileIron, an enterprise software security company, from 2011 until 2017 with responsibilities for financial planning and analysis, investor relations, and treasury functions as well as eCommerce. Mr. Wilson is a Chartered Financial Analyst and a former top-rated Wall Street analyst. He holds a bachelor’s degree in electrical engineering from Seattle University and an MBA from the University of California, Berkeley.

No new compensatory agreements were entered into with Mr. Wilson in connection with his appointment as principal accounting officer. Mr. Wilson does not have any family relationship with any director or executive officer of the Company, and except for his existing compensatory agreements with the Company, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 15, 2021

8x8, Inc.

By: /s/ SAMUEL WILSON
Samuel Wilson
Chief Financial Officer (Principal Financial and Duly Authorized Officer)